UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

AMERICAN UNITED GOLD CORPORATION
(Exact name of Registrant as Specified in its Charter)

NEVADA	000-49951	91-2084507
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Suite 900, 555 Burrard Street, Vancouver, B.C. Canada V7X 1M8

(Address of Principal Administrative Offices)

Registrant's Telephone Number, Including Area Code: (604) 692-2808

MPAC RESOURCES CORPORATION

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS: ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPLE OFFICERS

 (c)

Effective November 29, 2004 the Company has appointed Mr. William H. Anderson as CEO and Chairman. Mr. Anderson is the founder of Anderson Gold (China) Inc..  Mr. Anderson is also the co-founder of Anderson Energy and Power Limited, a wholly owned foreign enterprise of China Energy and Power Limited which is focused on the energy needs of Xingyi, China and Southern China.  He is the former President of the Winderra Group of public companies.  He is a founding partner in the Ritz-Carlton, Grand Cayman.  Mr. Anderson holds a law degree and is a member of the Law Society of Upper Canada.

 Effective November 29, 2004 Mr. Kenneth R. Thorsen has been appointed as Vice President of Exploration. Mr. Thorsen has been involved in exploration across Canada, USA, Mexico, Brazil, South America, Argentina, Australia, China, Mongolia and Central Asia and possesses extensive experience in base metal, precious metal (gold, silver, PGE), diamond, uranium and nickel exploration. He has been involved in several discoveries both at the field and management levels and has served as both Vice President and President for Teck Exploration Ltd. Mr. Thorsen sits on the board of director of various companies including: Boulder Mining Corporation, Fury Explorations Ltd., Bell Coast Capital Corp., Mirabel Resources and Donner Minerals. In addition, Mr. Thorsen is the sole proprietor of Thorsen Consulting, which provides exploration services to the mining industry. Mr. Thorsen holds a B. Sc. in Geological Engineering.

Effective November 29, 2004 Mr. Steve S. Kubota has been appointed as Vice President of Corporate Communications. Mr. Kubota has extensive experience in the financial sector with both public and private corporations. He has served as an administrator, trader and investment advisor and has held various senior management and consultant positions with numerous significant investment management companies. He has acted as an Investor Relations Manager for Tranzcom Security Networks, Inc and for Minco Mining and Metals Corporation. He has also been President and Director of Canasia Industries Corporation.

Effective November 29, 2004 Mr. Chand S. Jagpal has been appointed as Chief Financial Officer and Corporate Secretary. Mr. Jagpal has over ten years of accounting and management experience. He is currently active in various commercial and residential real estate developments.

The foregoing appointments have been made in anticipation of the acquisition of 100% of the outstanding shares of Anderson Gold (China) Inc., the company having entered into a Letter of Intent for the purpose of completing such acquisition. Details regarding employment contracts for each of the forgoing have not been determined at this point

(d)

In addition, all of the above-mentioned individuals, Mr. William H. Anderson, Mr. Kenneth R. Thorsen, Mr. Steve S. Kubota, and Mr. Chand S. Jagpal, have been appoint to the board of Directors of the Company effective November 29, 2004.

The foregoing appointments have been made in anticipation of the acquisition of 100% of the outstanding shares of Anderson Gold (China) Inc., the company having entered into a Letter of Intent for the purpose of completing such acquisition. At this point it has not been determined whether any of the newly appointed directors will serve on any standing committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN UNITED GOLD CORPORATION

SIGNATURE DATE

By: /s/ David Uppal December 2, 2004

Name: David Uppal

Title: President